UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2013

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50298	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

+972-2-566-0001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 30, 2013, the registrant announced that its wholly owned Israeli subsidiary, Oramed Ltd., was awarded a government grant amounting to a net sum of NIS 975,000 (approximately $265,000), from the Office of the Chief Scientist (“OCS”) at the Ministry of Industry, Trade and Labor of Israel. Once received, the funds will be designated and used by Oramed Ltd. to support further R&D and clinical studies on its oral insulin capsule (ORMD-0801) and oral exenatide capsule (ORMD-0901) from January 2013 to December 2013. Oramed Ltd. is required to pay royalties in the rate of 3% – 5% on sales of products and services derived from the technology developed using this and other OCS grants until the full dollar amount of the grants are repaid, plus interest. In the absence of such sales, no payment is required.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and CEO

Date:  May 30, 2013